Exhibit 10-1

Westvaco Corporation

1999 Salaried Employee Stock Incentive Plan

Amendment

The Westvaco Corporation 1999 Salaried Employee Stock Incentive Plan is amended effective as of April 23, 2002, to change the name of the Plan to the MeadWestvaco Corporation 1999 Stock Option Plan. The following provisions of the Plan are also amended effective as of April 23, 2002:

1. Section 1 of the Plan entitled "Purpose" shall be amended to read:

"The purpose of the 1999 Stock Option Plan (the "Plan") is to provide long-term incentive supplemental compensation through the ownership of stock for salaried employees, including officers of MeadWestvaco Corporation ("MeadWestvaco" or the "Company") and its subsidiaries as selected by the Compensation and Organization Development Committee or the Chief Executive Officer of the Company as authorized by the Compensation and Organization Development Committee. These persons are chosen because of their significant contribution, or potential for significant contribution, to the long-term success of he Company through their ability, invention, industry, loyalty, outstanding performance or technical achievement."

2. Section 2 of the Plan shall be amended as follows:

Subsection (a) shall read:

"'Board' shall mean the Board of Directors of MeadWestvaco Corporation."

Subsection (b) shall read:

"'Committee' shall mean the Compensation and Organization Development Committee of the Board of Directors or any subcommittee of the Compensation and Organization Development Committee. In matters where the Chief Executive Officer of the Company (the "CEO") is authorized to make grants under the Plan, references to the Committee include the CEO."

Subsection (d) shall read:

"'Eligible Employee' shall mean salaried employees, including selected officers who may also be directors, who are employed by MeadWestvaco or by a MeadWestvaco subsidiary, and other persons subject to their becoming employees."

3. Section 18 of the Plan entitled "Law Governing" shall be amended to read as follows:

"The Plan shall be governed by the laws of Delaware."

All other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the undersigned has executed the above amendment.

_______________________________

John A. Luke, Jr.

President and Chief Executive Officer

APPROVALS

LAW DEPARTMENT

BY_______________